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Exhibit 23.1

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

TO: Sub Surface Waste Management of Delaware, Inc.

As independent certified public accountants, we hereby consent to the incorporation by reference in Current Report on Form 8-K, as amended, dated December 10, 2002 under the Securities Exchange Act of 1934 of Sub Surface Waste Management of Delaware, Inc. for the years ended September 30, 2002 and 2001 of our report dated October 24, 2003 and contained in the Registration Statement No.333-110178 of Sub Surface Waste Management, Inc. Form S-8 under the Securities Act of 1933 insofar as such report relates to the financial statements of Sub Surface Waste Management, Inc. for the years ended September 30, 2002 and 2001.

                                    /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                    --------------------------------------------
                                      Russell Bedford Stefanou Mirchandani LLP

McLean, Virginia
January 14, 2004